EXHIBIT 99.1

          CIRALIGHT GLOBAL COMPLETES MAJOR SALE TO CATERPILLAR BELGIUM

Los Angeles, CA... December 7, 2011... Ciralight Global (OTC:DB:CGHA), developer and manufacturer of the patented energy saving Ciralight SunTracker(TM), and the only global provider of solar powered daylighting products capable of turning off electric interior lights for up to 10 hours a day, reported today that its European Division, Ciralight Europe, has concluded a deal to install its solar powered Ciralight SunTracker(TM) daylighting system at the headquarters of Caterpillar Europe, in Grimbergen, Belgium with installation set for the first week of January, 2012.

"Caterpillar EMEA, Grimbergen, is one of the leading companies in Europe with over 89 branches," said Alain Dujardin, Business Manager International EPS - Ciralight Europe. "Although the Company has made hundreds of installations around the world, the sale to Caterpillar is being seen in Europe as a pilot project and we expect that Suntracker will become the standard in all future Caterpillar construction projects and will be specified for retrofit in existing buildings. "

"Caterpillar engineers compared the cost of installing solar panels to the ROI of Ciralight Suntrackers(TM) as presented by Ciralight," continued Dujardin, "and decided there was more value in installing high efficiency and lower cost Suntrackers(TM), which use solar powered GPS technology and mirrors to track the sun throughout the day to illuminate building interiors with abundant natural daylight. Others members of the EMEA are observing and are interested in this installation and the results, which will be obvious soon thereafter"

Jeff Brain, Ciralight's President and Chief Executive Officer, commented, "We are very excited by the agreement with Caterpillar Europe. It's growing confirmation that "Ciralight's Suntrackers(TM), with their ability to bring natural light into buildings, are the future for "Green" lighting of factories, schools, commercial buildings, public facilities and retail stores, allowing people to enjoy the benefits of natural daylight and its subsequent energy savings."
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ABOUT CIRALIGHT GLOBAL
Ciralight Global, Inc. headquartered in Corona, California, was created to bring natural solar daylighting indoors using our patented "Smart Daylighting" technology that utilizes a GPS unit and mirrors to track the sun and direct the natural light produced from the sun into the building and makes electric lighting unnecessary during daylight hours. The result is an abundant FREE natural light source during daylight hours, which will save energy, lower utility bills, improve customer and employee satisfaction and enhance performance in the work place for businesses that install this Solar Powered Natural lighting system. With the worldwide movement toward implementing natural sources of energy and supporting a greener planet, Ciralight Global, Inc. is moving forward to make solar powered Ciralight Suntrackers a construction industry staple and help millions of people experience healthier, less expensive, and energy saving lighting naturally. Ciralight Global, Inc. is a leader in the daylighting revolution.

FORWARD-LOOKING STATEMENTS: Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements. Ciralight Global, Inc. disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on the reasonable expectations of Ciralight Global, Inc. as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. The information discussed in this release is subject to various risks and uncertainties, results of operations or financial condition, national and international government regulations and the risks associated with doing business across borders and territories, and such other risks and uncertainties as detailed from time to time in Ciralight Global, Inc.'s public filings with the U.S. Securities and Exchange Commission.

Contact information: Michael Selsman,310-553-5732- ms@publiccommunications.biz (media relations) Jeff Brain 877-520-5005 Ext 130 (business relations) jeffbrain@ciralightglobal.com